Exhibit 10.2

ASSIGNMENT OF INTEREST AGREEMENT

THIS ASSIGNMENT OF INTEREST AGREEMENT, (the “Agreement”) made and entered into this 11th day of June, 2008, by and between Peter Schmid, an individual, residing at Wiesenweg 7, 85653 Aying, Germany, hereinafter (“Schmid”) and Multisys Language Solutions, Inc., a Nevada corporation, with offices at 8045 Dolce Volpe, Las Vegas, NV. 89178, hereinafter (“MLS”).

WHEREAS, Schmid entered into an exclusive Software Reseller Agreement dated June 3, 2008 with Strokes International AG, an Austrian corporation, with offices at Grünauerstr. 18, A-4020  Linz, Austria, attached hereto as Exhibit A; and

WHEREAS, Schmid, for good and valuable consideration, wishes to assign all right, title and interest to this exclusive Software Reseller Agreement to MLS and MLS is desirous of receiving the assignment of all right, title and interest to the Software Reseller Agreement pursuant to the terms and conditions defined below.

NOW, THEREFORE, in consideration of the mutual covenants and terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this agreement, the parties agree as follows:

1.

Compensation.

The Company agrees to compensate Schmid, or his designee, as a consideration for assigning all the right, title and interest in the exclusive Software Reseller with Strokes International Ag as follows:

A.

A fee in the amount of $10,000 in the form of a 90 day promissory note, attached hereto as Exhibit B.

B.

A three (3) year stock purchase warrant to purchase 100,000 shares of restricted common stock at $.10 per share.

C.

A quarterly payment equal to 5% of the gross income received by MLS for any and all sales of software under the terms of the exclusive Software Reseller Agreement, so long as the Software Reseller Agreement is in good standing.  Said payment from MLS to Schmid will be paid within thirty (30) days following the end of each calendar quarter.

2.

Covenant Not to Compete.

During the term of this Agreement, Schmid warrants, represents and agrees that he will not directly or indirectly participate in the selling or marketing of Language Education Software in China that is designed to teach English and German language skills to citizens of China.

3.

Assignment.

This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

4.

Arbitration.

If a dispute arises out of or relates to Agreement or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration.  Thereafter, any unresolved controversy or claim arising out of or relating to Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.  Any provision remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.  The situs of the arbitration shall be Seattle, Washington.

5.

Indemnification.

Both parties agree to indemnify and hold harmless the other, and its agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact.

6.

Invalidation of Agreement.

If any portion of this Agreement is determined to be void as against the law or public policy, such provision shall not render the entire Agreement void, but only the invalid portion shall be so construed, and those provisions of this Agreement which are valid and may be carried out without distorting the intent of the parties, as evidenced by this Agreement, shall be entered into and carried out.  Rights of action with respect to breach of promises, covenants, warranties and/or representations by either party to this agreement or their affiliates, made or committed during its effective term shall survive the expiration of this Agreement and shall inure to and for the benefit of any successor and assigns of either party to this Agreement.

7.

Termination of Agreement.

In the event of failure by either party to carry out its obligations hereunder, the Agreement may be terminated forthwith at the option of either party by provide written notice to the other party stating the cause of the breach.  If said breach is not corrected within Twenty (20) business days, this agreement shall be null and void.

8.

Notices.

All notices required or permitted under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be addressed to the deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service) addressed to the attention of the officer at the address set forth below or to such other officer or addresses as either party may designate, upon at least Ten (10) business days notice, to the other party.

Peter Schmid:

Wiesenweg 7

85653 Aying, Germany

Multisys Language Solutions, Inc.

8045 Dolce Volpe

Las Vegas, NV. 89178

9.

Governing Law.

This Agreement shall be construed by and enforced in accordance with the laws of the State of Nevada.

10.

Entire Agreement.

This Agreement is complete and constitutes the sole, entire understanding and only agreement between the parties hereto with respect to the terms and conditions herein and supersedes and supplants any and all other representations and agreement pertaining thereto.  It is mutually agreed that there are no other agreements, statements, conditions, inducements or representations; verbal or written, expressed or implied have been made or relied upon by the Parties with regard the intent of this Agreement.  Amendment of this Agreement may be only accomplished and legally binding when presented in writing and signed by all Parties.

11.

Waivers.

The waiver of either party of a breach or violation of, or failure to comply with, any term condition or provision of this Agreement by the other party shall not effect this Agreement and shall not operate or be construed as a waiver of any subsequent breach, violation or failure, and shall not affect any of the rights or remedies of the parties hereto.  No departure from this Agreement will constitute a waiver or modification of any of the provisions or conditions, or of the rights, or remedies of either of the parties hereto.

12.

Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same agreement.

13.

Warranties of All Parties.

The MLS hereby warrants that all necessary approvals and authorities have been obtained by them to enable the completion of this Agreement and that the signatories hereto are hereby authorized pursuant to a corporate resolution executed by its Board of Directors to sign this Agreement and to legally bind the Parties.

14.

Binding Effect.

The provisions of this Agreement shall be binding upon the parties, their successors, assigns or extensions to the parties.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

MULTISYS LANGUAGE SOLUTIONS, INC:

ASSSIGNOR:

/s/ Janelle Edington

/s/ Peter Schmid

Janelle Edington, President

Peter Schmid

 THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF THE WARRANT HOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

COMMON STOCK PURCHASE WARRANT

Multisys Language Solutions, Inc.

      THIS CERTIFIES that for good and valuable consideration received, Peter Schmid or a registered assignee (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from Multisys Language Solutions, Inc., a Nevada corporation (the “Corporation”) One Hundred Thousand (100,000) shares of fully paid and non-assessable shares, par value $0.001 common stock of the Corporation (“Warrant Stock”) for $.10 per share.

1. Term of Warrant.

Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time on or after the date hereof and at or prior to 11:59 p.m., Pacific Standard Time, on June 11, 2011 (the “Expiration Time”).

2. Exercise of Warrant.

      The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole, at any time prior to the Expiration Date by the surrender of this Warrant to the office of the Corporation, located at: Dolce Volpe, Las Vegas, NV. 89178 (or such other office or agency of the Corporation as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Corporation).  Whereupon the Holder of this Warrant shall be entitled to receive from the Corporation a stock certificate in proper form representing the number of shares of Warrant Stock so purchased.

3. Issuance of Shares; No Fractional Shares of Scrip.

      Certificates for shares purchased hereunder shall be delivered to the Holder hereof by the Corporation's transfer agent at the Corporation's expense within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof.  Each certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or, subject to applicable laws, such other name as shall be requested by the Holder.  The Corporation hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issuance thereof other than liens or charges created by or imposed upon the Holder of the Warrant Stock).  The Corporation agrees that the shares so issued shall be and will be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise in accordance with the terms hereof.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Holder of this Warrant.

4.  Lock Up, Registration Rights.

      The Corporation may, at the request of an underwriter, if any, limit or exclude such Warrant Stock from a registration statement in connection with a public offering, or impose on each Holder a so-called “lock up” period in connection with a public offering, which lock-up period will not exceed 12 months from the effective date of the registration statement for such public offering.  In addition, the Company may exclude the Warrant Stock from registration statements filed pursuant to an acquisition, merger or under Form S-8, and, if such registration statement includes registrable securities of certain selling stockholders who purchased such registrable securities in a previous private placement, the Company may exclude the Warrant Stock from such registration statement.  See the Registration Rights Agreement for a full description of the piggy-back registration rights applicable to the Warrant Stock and the limitations on such rights.

5. Charges, Taxes and Expenses.

      Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Corporation, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an Assignment Form to be provided by the Company duly executed by the Holder hereof.

6. No Rights as Shareholders.

      This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation prior to the exercise hereof.

7. Exchange and Registry of Warrant.

      This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above mentioned office or agency of the Corporation, for a new Warrant of like tenor and dated as of such exchange.  The Corporation shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant.  This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. Loss, Theft, Destruction or Mutilation of Warrant.

      Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Saturdays, Sundays and Holidays.

      If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or that is a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10. Merger, Sale of Assets, Etc.

      If at any time the Corporation proposes to merge or consolidate with or into any other corporation, effect any reorganization whereby the Corporation will own less than 50% of the issued and outstanding shares, or sells or conveys all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Corporation or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the Holder shall have the right to receive, upon exercise of the Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale or conveyance by a Holder of a number of shares of common stock equal to the number of shares issuable upon exercise of the Warrant immediately prior to such reorganization, consolidation, merger, sale or conveyance.  If the property to be received upon such reorganization, consolidation, merger, sale or conveyance is not equity securities, the Corporation shall give the Holder of this Warrant ten (10) business days prior written notice of the proposed effective date of such transaction, and if this Warrant has not been exercised by or on the effective date of such transaction, it shall terminate.

11. Subdivision, Combination, Reclassification, Conversion, Etc.

      If the Corporation at any time shall by subdivision, combination, reclassification of securities or otherwise, change the Warrant Stock into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Stock (or other securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change) as the result of such change if this Warrant had been exercised in full for cash immediately prior to such change.  The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change.  If the Warrant Stock or other securities issuable upon exercise hereof are subdivided or combined into a greater or smaller number of shares of such security, the number of shares issuable hereunder shall be proportionately increased or decreased, as the case may be, and the Exercise Price shall be proportionately reduced or increased, as the case may be, in both cases according to the ratio which the total number of shares of such security to be outstanding immediately after such event bears to the total number of shares of such security outstanding immediately prior to such event.  The Corporation shall give the Holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price for the securities issuable hereunder, and any increase or decrease in the number of shares issuable hereunder.

12. Transferability; Compliance with Securities Laws.

      (a) This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Corporation, if requested by the Corporation).  Subject to such restrictions, prior to the Expiration Time, this Warrant and all rights hereunder are transferable by the Holder hereof, in whole or in part, at the office or agency of the Corporation referred to in Section 2 hereof.  Any such transfer shall be made in person or by the Holder's duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto properly endorsed.

      (b) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Stock issuable upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.  Upon exercise of this Warrant, the Holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the shares of Warrant Stock so purchased are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(c)  The Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended, and this Warrant may not be exercised except by (i) the original purchaser of this Warrant from the Corporation or (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended.  Each certificate representing the Warrant Stock or other securities issued in respect of the Warrant Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable securities laws):

 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

13. Representations and Warranties.

      The Corporation hereby represents and warrants to the Holder hereof that:

      (a) during the period this Warrant is outstanding, the Corporation will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant;

      (b) the issuance of this Warrant shall constitute full authority to the Corporation's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise of this Warrant;

      (c) the Corporation has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder, and to carry out and perform its obligations under the terms of this Warrant; and

      (d) all corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Warrant by the Corporation, the authorization, sale, issuance and delivery of the Warrant Stock, the grant of registration rights as provided herein and the performance of the Corporation's obligations hereunder has been taken;

      (e) the Warrant Stock, when issued in compliance with the provisions of this Warrant and the Corporation's Articles of Incorporation (as they may be amended from time to time), will be validly issued, fully paid and nonassessable, and free of all taxes, liens or encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable federal and state securities laws; and

(f)  the issuance of the Warrant Stock will not be subject to any preemptive rights, rights of first refusal or similar rights.

14. Corporation Good Faith.

      The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment.

15. Governing Law.

      This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers.

Dated:  June 11, 2008

MULTISYS LANGUAGE SOLUTIONS, INC.

By: /s/ Janelle Edington

     Janelle Edington, President

Exhibit B.

PROMISSORY NOTE

$10,000.00

                                                                                                                                                                                                              Date:  June 11, 2008

FOR VALUE RECEIVED, and pursuant to this Promissory Note executed between Peter Schmid (the “Payee”) and Multisys Language Solutions, Inc. (the “Payor”), the undersigned agent of the Payor, hereinafter referred to as "Payor", unconditionally promises to pay to the order of s "Payee", at the following address Wiesenweg 7, 85653 Aying, Germany or at such other places as the Payee hereof may designate in writing, the principal sum of $10,000.00 with interest thereon from June 11, 2008, to maturity on or before September 30, 2008.  There will be no interest due on this promissory note.

No interest shall accrue on the principal balance, unless the note is called.  In the event the note is called by Payee, the note shall be payable on such call date and interest will then be due and payable at the rate of Seven (7) percent.  Payment of principal and any other sum due hereunder shall be made in lawful money of the United States of America.

Upon default by Payor in the payment of the principal amount of or any other sum due in accordance with the terms of this note, at his option, may proceed against the Payor and the Assignment of Interest Agreement between the Payee and Payor will automatically be terminated at the option of the Payee.  In the event of such default, the Payor agrees to pay all cost and expenses of collection, including reasonable attorney's fees and interest from the date of such default, on the principal amount unpaid, at the maximum rate permitted by law or as an alternative, the Payor has the option to cancel the shares of common stock issued to the Payor.

Presentment and demand for payment, notice or dishonor, protest and notice of protest, are hereby waived by the Payor.  This note (i) may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of such change, waiver, dischargement or termination is sought and (ii) shall be binding upon Payor, its successors, assigns and transferees and shall inure to the benefit of and be enforceable by Payee, its successors and assigns.

This note shall be construed and governed in all respects by the laws of the state of Nevada applicable to contracts made and to be performed therein.

If any provisions of this note are declared invalid, illegal or unenforceable, the balance of this note shall remain in full force and effect.

IN WITNESS WHEREOF, the Payor has executed this note on the day and year first written above.

Multisys Language Solutions, Inc.

/s/ Janelle Edington

Janelle Edington, President

Paid in Full

/s/ Peter Schmid

Peter Schmid